PO BOX 55909, Boston MA 02205-5909

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/sentinel. Follow the on-line instructions. If you vote by internet, you do not have to return your voting instruction card.

Vote by Telephone

Please call us toll-free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your voting instruction card.

Vote by Mail

Complete, sign and date your voting instruction card and return it promptly in the envelope provided.

Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR PO BOX 55909 BOSTON, MA 02205-5908

VOTING INSTRUCTION	VOTING INSTRUCTION

SENTINEL VARIABLE PRODUCTS TRUST

Sentinel Variable Products Mid Cap Fund

SPECIAL MEETING OF SHAREHOLDERS ON JUNE 13, 2016

This Voting Instruction is Being Solicited by the Board of Trustees of The Trust

The undersigned, revoking any previously executed Voting Instruction Card(s), hereby directs the Insurance Company to vote all shares of the Trust in which the undersigned had an interest as a contract owner, at the Special Meeting of Shareholders of Sentinel Variable Products Mid Cap Fund (the “Mid Cap Fund”), a series of Sentinel Variable Products Trust (the “Trust”) to be held on June 13, 2016, at 10:00 a.m. (Eastern Time), at One National Life Drive, Montpelier, Vermont 05604, and at any adjournments or postponements thereof. Receipt of the related Proxy Statement/Prospectus and accompanying Notice of Meeting that describes the matter to be considered and voted on is hereby acknowledged.

If you fail to return this Voting Instruction Card, depending on your Separate Account, the Insurance Company will vote shares attributable to your account value in proportion to all voting instructions for the Fund actually received from contract owners in the Separate Account.

Shares will be voted in the manner specified in this Voting Instruction Card when properly executed and delivered. If no direction is made when the duly executed Voting Instruction Card is returned, the Insurance Company will vote in favor of the Proposal.

Note: Please sign exactly as your name(s) appear(s) on this card. When signing the card as attorney-in-fact, executor, administrator, trustee, or guardian, please indicate the capacity in which you are acting. Only authorized officers should sign for corporations. Please indicate signor's office.

Signature and Title, if applicable

Signature (if held jointly)

Date

SVP16 - Mid Cap - VIC - V1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 13, 2016: This Notice, Proxy Statement and the Trust’s most recent Annual Report to shareholders are available on the internet at www.2voteproxy.com/      .

PLEASE MARK BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

The Board of Trustees of the Trust has unanimously approved the Reorganization and recommends that you give voting instructions FOR its approval.

		FOR	AGAINST	ABSTAIN

1.

To approve a Plan of Reorganization pursuant to which the Sentinel Variable Products Small Company Fund (the “Small Company Fund”), a series of the Trust, would acquire substantially all of the assets of the Sentinel Variable Products Mid Cap Fund (the “Mid Cap Fund”) in exchange for the assumption, by Small Cap Fund, of substantially all of the liabilities of the Mid Cap Fund and for shares of the Small Company Fund, after which those shares will be distributed pro rata by the Mid Cap Fund to its shareholders in complete liquidation of the Mid Cap Fund, and

		☐	☐	☐

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE, AND RETURN YOUR VOTING INSTRUCTION CARD TODAY.

SVP16 - Mid Cap - VIC - V1